EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lantronix, Inc. 2000 Stock Plan and 2000 Employee Stock Purchase Plan, of our reports dated October 2, 2002, with respect to the consolidated financial statements and schedule of Lantronix, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 2002, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP


Orange  County,  California
February  21,  2003